EXHIBIT 99.1

NEWS	RE:	SCHUFF INTERNATIONAL, INC.

BULLETIN		1841 WEST BUCHANAN ST.

PHOENIX, AZ 85007

(602) 252-7787

FROM:		www.schuff.com

[THE BERLIN GROUP, INC. LOGO]		TRADED: AMEX: SHF

THE BERLIN GROUP, INC.
INVESTOR RELATIONS COUNSEL

    FOR FURTHER INFORMATION:

AT THE COMPANY:	AT THE BERLIN GROUP:

Michael R. Hill	Lawrence Delaney Jr.

Vice President/CFO	(714) 734-5000

(602) 417-8865

SCHUFF INTERNATIONAL SELECTS DELOITTE & TOUCHE AS ITS
INDEPENDENT AUDITORS

PHOENIX, Ariz., Wednesday, June 5, 2002—Schuff International, Inc. (AMEX: SHF), a family of companies providing fully integrated steel construction services, announced today that its Board of Directors has appointed Deloitte & Touche LLP as the company’s independent auditors, replacing Ernst & Young LLP. The change in accountants will become effective upon completion of the customary client acceptance procedures of Deloitte & Touche LLP.

The selection was made after careful consideration of several firms by Schuff International’s Board of Directors and Audit Committee.

“Ernst & Young has served as Schuff International’s independent auditors since our Initial Public Offering in the summer of 1997 and has provided excellent service and acted with professionalism and integrity,” said Scott A. Schuff, president and chief executive officer. “The decision to change auditors followed a long and thoughtful review of various alternatives. We would like to thank Ernst & Young for their efforts on behalf of Schuff International, and particularly those individuals with whom we have worked.”

Schuff International, Inc. is a family of steel fabrication and erection companies providing a fully integrated range of steel construction services, including design engineering, detailing, joist manufacturing, fabrication and erection, and project management expertise. The company has multi-state operations primarily focused in the U.S. Sunbelt.

For more information, please visit the company’s Web site, http://www.schuff.com.

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